UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2014

CASEY’S GENERAL STORES, INC.

(Exact name of registrant as specified in its charter)

Iowa	001-34700	42-0935283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Convenience Blvd., Ankeny, Iowa		50021
(Address of principal executive Offices)		(Zip Code)

515/965-6100

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On October 15, 2014, Casey’s General Stores, Inc. (the “Company”) reported September 2014 same-store sales results for stores open for one full year. Same-store sales for prepared food and fountain increased 12.3%, and grocery and other merchandise increased 5.7% in September 2014 compared to September 2013.

Same-store fuel gallons sold increased 4.2% in September 2014 compared to September 2013. The fuel margin was above the Company’s fiscal 2015 goal of 15.3 cents per gallon. The average retail price of fuel sold during September 2014 was $3.24 per gallon.

The information contained in this Item is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY’S GENERAL STORES, INC.

Date: October 15, 2014	By:	/s/ William J. Walljasper
William J. Walljasper
Senior Vice President and
Chief Financial Officer